UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 10, 2004

AMEREN CORPORATION
(Exact name of registrant as specified in its charter)

Missouri	1-14756	43-1723446
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1901 Chouteau Avenue, St. Louis, Missouri 63103
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT
ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors;
                   Appointment of Principal Officers.

On December 15, 2004, Ameren Corporation (“Ameren”) filed a Current Report on Form 8-K dated December 10, 2004 announcing the election of Patrick T. Stokes, President and Chief Executive Officer of Anheuser-Busch Companies, Inc., to Ameren’s Board of Directors on December 15, 2004. At the time of the Form 8-K filing, Ameren’s Board had not made a determination as to which committee or committees of the Board that Mr. Stokes would be named. On February 11, 2005, the Board of Directors of Ameren nominated Mr. Stokes to its Human Resources Committee and Public Policy Committee to commence service after Ameren’s annual meeting of shareholders on April 26, 2005, subject to his re-election as director at that meeting. The Human Resources Committee is responsible for executive compensation related matters. The Public Policy Committee, renamed from the Contributions Committee effective after Ameren’s 2005 annual shareholders meeting, will be responsible for reviewing and overseeing Ameren’s policies, practices and performance with respect to corporate citizenship and public affairs considerations affecting Ameren’s relationship and reputation with its key constituents in addition to its current function of making policies and recommendations with respect to charitable and other contributions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN CORPORATION (Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller (Principal Accounting Officer)

Date:  February 14, 2005